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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


        As of December 31, 1999 Camera Platforms International, Inc., had two wholly-owned subsidiaries, Shotmaker Dollies, Inc., and Shotmaker Sound Inc., both of which are incorporated in the State of California.



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